Exhibit 23.1



                         CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8) pertaining to the Fourth Amended and Restated 1989 Stock Option Plan of Silgan Holdings Inc. and to the incorporation by reference therein of our report dated January 31, 1997 except for Note 22, as to which the date is February 13, 1997, with respect to the consolidated financial statements and schedules of Silgan Holdings Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.



                                        /s/ ERNST & YOUNG LLP
                                        ---------------------
Stamford, Connecticut
November 10, 1997

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